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                      CONSENT OF INDEPENDENT ACCOUNTANTS

                              ___________________



          We consent to the incorporation by reference in the registration statement of Legg Mason, Inc. on Form S-8 (which registers 316,667 shares of Legg Mason, Inc. Common Stock under the Legg Mason, Inc. 1998 Stock Option Plan For Non-Employee Directors) of our reports dated May 4, 1998, on our audits of the consolidated financial statements and financial statement schedules of Legg Mason, Inc. and Subsidiaries as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which reports are included in Legg Mason, Inc.'s 1998 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".





                              /s/ PricewaterhouseCoopers LLP
                              PRICEWATERHOUSECOOPERS LLP








Baltimore, Maryland
August 11, 1998






                                                        Exhibit 23(a)